UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 9, 2007

Sunterra Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-13815	95-4582157
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3865 W. Cheyenne Ave. North Las Vegas, NV	89032
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (702) 804-8600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On March 9, 2007, Sunterra Corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Diamond Resorts, LLC (“Diamond”) and DRS Acquisition Corp., an affiliate controlled by Diamond (“Purchaser”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Purchaser will commence a cash tender offer (the “Offer”) for all of the issued and outstanding shares of common stock, par value $0.01 per share (“Common Stock”), of the Company at a purchase price of $16.00 per share, net to each seller in cash, less any applicable withholding taxes. The Offer will be subject to a number of conditions, including the stockholders having validly tendered (and not properly withdrawn), prior to the expiration of the Offer, a minimum number of shares, which when taken together with shares previously owned by Diamond and its affiliates and the top-up shares (as described below), represent a sufficient number of shares of Common Stock to effect a short-form merger under Maryland law (the “Minimum Condition”).

Subject to the rights of the parties to terminate the Merger Agreement, Purchaser may be obligated to purchase the top-up shares, an additional number of shares of newly issued Common Stock required to obtain the Minimum Condition and to be able to effect a short-form merger under Maryland law. This obligation is triggered in the event that the number of shares validly tendered when taken together with those shares held by Diamond and its affiliates equals at least 80% of the shares of Common Stock issued and outstanding immediately prior to the acceptance of shares for payment in the Offer. The Company may, at its option, reduce the 80% threshold up to the extent of the authorized and unissued shares.

Following completion of the Offer, Purchaser will be merged with and into the Company (the “Merger”) with the Company continuing as the surviving corporation. In the Merger, each outstanding share of Common Stock not tendered in the Offer (other than shares owned by Diamond or any of its affiliates and by stockholders who properly demand appraisal rights under Maryland law) will be cancelled and converted into the right to receive $16.00, without interest, less any applicable withholding taxes.

The Offer and consummation of the Merger will be subject to the satisfaction and/or waiver of customary conditions for similar transactions.

The above summary of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

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On March 12, 2007, the Company issued a press release announcing the execution of the Merger Agreement. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 9, 2007, the board of directors of the Company, in accordance with Article XII of its Amended and Restated Bylaws (as amended, the “Bylaws”), adopted an amendment to Bylaws, which added a new Section 12 to Article I. This new Section 12 states that the Maryland Control Share Acquisition Act, or any successor statute, will not be applicable to any acquisition by any person of shares of capital stock of the Company.

The amendment to the Bylaws of the Company as adopted on March 9, 2007 is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amendment to the Amended and Restated Bylaws of Sunterra Corporation, dated as of March 9, 2007.

10.1	Agreement and Plan of Merger, dated as of March 9, 2007, among Sunterra Corporation, Diamond Resorts, LLC and DRS Acquisition Corp.

99.1	Press Release issued by Sunterra Corporation, dated March 12, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 12, 2007

SUNTERRA CORPORATION

By:	/s/ Robert A. Krawczyk
Name:	Robert A. Krawczyk
Title:	Senior Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
3.1	Amendment to the Amended and Restated Bylaws of Sunterra Corporation, dated as of March 9, 2007.

10.1	Agreement and Plan of Merger, dated as of March 9, 2007, among Sunterra Corporation, Diamond Resorts, LLC and DRS Acquisition Corp.

99.1	Press Release issued by Sunterra Corporation, dated March 12, 2007.

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